               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                      AlliedSignal Inc.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

[LOGO]

                                                      AlliedSignal Inc.
                                                      P.O. Box 3000
                                                      Morristown, NJ 07962-2496

LARRY BOSSIDY
Chairman and
Chief Executive Officer

                                                      March 9, 1999

Dear Shareowner:

It is my pleasure to invite you to attend AlliedSignal's 1999 Annual Meeting of Shareowners. The meeting will be held on Monday, April 26, 1999 at 10:00 a.m. local time at the Company's headquarters, 101 Columbia Road, Morris Township, New Jersey. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

During the meeting, I will report to you on the Company's progress during 1998 and on our goals for 1999. We welcome this opportunity to have a dialogue with our shareowners and look forward to your comments and questions.

It is important that your shares be represented at the meeting, regardless of the number you may hold and whether or not you plan to attend. If you are a shareowner of record, you will be able to vote your shares this year by using a convenient, new toll-free telephone number, as described on the instructions accompanying your proxy card. Of course, you may still vote your shares by signing and dating your proxy card and returning it in the postage-paid envelope provided. Voting by either method will not prevent you from voting your shares in person if you are present at the meeting.

If you are a shareowner of record who plans to attend the meeting, please mark the appropriate box on your proxy card or follow the instructions provided when you vote by telephone. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notification to AlliedSignal Shareowner Services, P.O. Box 50000, Morristown, New Jersey 07962, and enclose evidence of your ownership (such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

A map and directions to the Company's headquarters appear at the end of the Proxy Statement. I look forward to seeing you on April 26.

                                            Sincerely,

                                            Larry Bossidy

                            NOTICE OF ANNUAL MEETING

     The Annual Meeting of Shareowners of AlliedSignal Inc. (the 'Company') will be held on Monday, April 26, 1999 at 10:00 a.m. local time at the headquarters of the Company, 101 Columbia Road, Morris Township, New Jersey, to consider and take action upon the following matters described in the accompanying Proxy
Statement:

     (1) Election of five directors;

     (2) Appointment of PricewaterhouseCoopers LLP as independent accountants for 1999;

     (3) A shareowner proposal regarding CEO compensation;

     (4) A shareowner proposal regarding the annual election of directors; and

to transact such other business as may properly come before the meeting.

     The Board of Directors has determined that owners of record of the Company's Common Stock at the close of business on March 1, 1999, are entitled to notice of and to vote at the meeting.

                                           By Order of the Board of Directors

                                               PETER M. KREINDLER
                                             Senior Vice President,
                                               General Counsel and Secretary

AlliedSignal Inc.
101 Columbia Road
Morris Township, NJ 07962
March 9, 1999

                             YOUR VOTE IS IMPORTANT
             To be sure your shares are represented at the meeting, please vote by telephone or complete and return your proxy card in the enclosed postage-paid envelope as soon as possible. You may vote in person at the meeting even if you vote by telephone or send in your proxy card.

Table of Contents                                                                                      Page
-----------------------------------------------------------------------------------------------------------
General Information..................................................................................    1

1 -- Election of Directors...........................................................................    2

     The Board of Directors and Committees of the Board..............................................    8

     Compensation of Directors.......................................................................    9

Voting Securities....................................................................................   10

Executive Compensation...............................................................................   12

2 -- Appointment of Independent Accountants..........................................................   20

Shareowner Proposals.................................................................................   21

     3 -- Proposal regarding CEO compensation........................................................   21

     4 -- Proposal regarding the annual election of directors........................................   23

Additional Information...............................................................................   25

Directions to Company Headquarters...................................................................  A-1

                                PROXY STATEMENT

                              GENERAL INFORMATION

     Introduction. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AlliedSignal Inc. (the 'Company') for use at the Annual Meeting of Shareowners to be held on Monday, April 26, 1999, and at any adjournment thereof. The solicitation of proxies provides all shareowners who are entitled to vote on matters that come before the meeting with an opportunity to do so whether or not they are able to attend the meeting in person. This Proxy Statement and the related proxy card are first being sent to the Company's shareowners on or about March 9, 1999.

     Record Date and Quorum. Owners of record of the Company's Common Stock (the 'Common Stock') at the close of business on March 1, 1999, are entitled to notice of and to vote at the Annual Meeting. Shareowners are entitled to one vote for each share held. At February 23, 1999, there were 558,415,182 shares of Common Stock outstanding. The owners of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

     Proxy Voting. As indicated on the instructions accompanying the proxy card, the Company this year is offering shareowners of record the choice of voting by completing and returning the proxy card or by calling a specially designated toll-free telephone number. The shares represented by a properly signed and returned proxy card or voted by telephone will be voted as specified by the shareowner. If a proxy card is signed and returned but no specification is made, the shares will be voted FOR the election of all nominees for director
(Proposal 1) and the appointment of independent accountants (Proposal 2) and AGAINST the shareowner proposals described in this Proxy Statement (Proposals 3 and 4). A proxy may be revoked by a shareowner at any time before it is voted by notice in writing delivered to the Secretary, by submission of another proxy card bearing a later date or by a later telephone vote, or by voting in person at the Annual Meeting.

     Abstentions and Broker Non-Votes. Abstentions are not counted as votes 'for' or 'against' a proposal, but are counted in determining the number of shares present or represented on a proposal. Therefore, since approval of Proposals 2 through 4 requires the affirmative vote of a majority of the shares of Common Stock present or represented, abstentions have the same effect as a vote 'against' those proposals. New York Stock Exchange rules prohibit brokers from voting on Proposals 3 and 4 without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such 'broker non-votes' will not be counted as voted or as present or represented on those proposals.

     Confidentiality. It is the policy of the Company that any proxy, ballot or other voting material that identifies the particular vote of a shareowner and contains the shareowner's request for confidential treatment will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. The Company may be informed whether or not a particular shareowner has voted and will have access to any comment written on a proxy, ballot or other material and to the identity of the commenting shareowner. Under the policy, the inspectors of election at any meeting will be independent parties unaffiliated with the Company.

                           1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible. The Board has nominated five candidates for election as directors for a term ending at the 2002 Annual Meeting. The vote of a plurality of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for election as a director.

     All current directors were previously elected by the shareowners, except Marshall N. Carter, who joined the Board of Directors in March 1999. General Paul X. Kelley, whose term expires at the 1999 Annual Meeting, has reached retirement age and will serve until the Annual Meeting pursuant to the directors' retirement policy. Each nominee for election has consented to being named in the Proxy Statement and to serve if elected. If prior to the Annual Meeting any nominee should become unavailable to serve, the shares represented by a properly signed and returned proxy card or voted by telephone will be voted for the election of such other person as may be designated by the Board of Directors, or the Board may determine to leave the vacancy temporarily unfilled or reduce the authorized number of directors pursuant to the By-laws. All directors serve subject to the retirement policy described on page 8.

     Certain information regarding each nominee and each director continuing in office after the Annual Meeting is set forth below, including age and principal occupation, a brief account of business experience during at least the last five years, certain other directorships currently held and the year in which the individual was first elected a director of the Company or one of its predecessor companies.

                NOMINEES FOR ELECTION FOR TERM EXPIRING IN 2002

[Photo of Hans       HANS W. BECHERER, Chairman and Chief Executive Officer of Deere & Company
W. Becherer]

                     Mr. Becherer began his business career with Deere & Company, a manufacturer of mobile power machinery and a supplier of financial services, in 1962. After serving in a variety of managerial and executive positions, he became a director of Deere in 1986 and was elected President and Chief Operating Officer in 1987, President and Chief Executive
                     Officer in 1989 and Chairman and Chief Executive Officer in 1990. He is also a director of The Chase Manhattan Corporation and Schering-Plough Corporation.

                     Director since 1991                          Age 63
                     ----------------------------------------------------------------------------------------

[Photo of Marshall   MARSHALL N. CARTER, Chairman and Chief Executive Officer of State Street Corporation
N. Carter]

                     Mr. Carter joined State Street Corporation and its principal subsidiary, State Street
                     Bank and Trust Company, as President and Chief Operating Officer in 1991. He became
                     Chief Executive Officer in 1992 and Chairman of the Board in 1993. State Street is a
                     provider of services to institutional investors worldwide. Prior to joining State
                     Street, Mr. Carter was with Chase Manhattan Bank for 15 years, and before that he served as an officer in the U.S. Marine Corps.

                     Director since 1999                          Age 58
                     ----------------------------------------------------------------------------------------

[Photo of Robert     ROBERT P. LUCIANO, Retired Chairman and Chief Executive Officer of Schering-Plough
P. Luciano]           Corporation

                     Mr. Luciano joined Schering-Plough Corporation, a manufacturer and marketer of pharmaceuticals and consumer products, in 1978. He served as President from 1980 to
                     1986, Chief Executive Officer from 1982 through 1995, and Chairman of the Board from
                     1984 through October 1998. He is a director of C.R. Bard, Inc., Merrill Lynch & Co. and
                     Schering-Plough Corporation.

                     Director since 1989                          Age 65
                     ----------------------------------------------------------------------------------------

[Photo of Robert     ROBERT B. PALMER, Former Chairman, President and Chief Executive Officer of Digital
B. Palmer]           Equipment Corporation

                     Mr. Palmer joined Digital Equipment Corporation, a provider of networked computer systems, software and services, in 1985. He advanced through a series of executive positions until he became President and Chief Executive Officer in 1992 and Chairman of
                     the Board in 1995. He held those positions until mid-1998, when Digital was acquired by
                     Compaq Computer Corporation.

                     Director since 1995                          Age 58
                     ----------------------------------------------------------------------------------------

[Photo of John R.    JOHN R. STAFFORD, Chairman, President and Chief Executive Officer of American Home
Stafford]            Products Corporation

                     Mr. Stafford has held a number of positions with American Home Products, a manufacturer of pharmaceutical, health care, animal health and agricultural products, since joining that company in 1970. He served as General Counsel, Vice President, Senior Vice
                     President and Executive Vice President before becoming President in 1981, an office he held until 1990 and which he resumed in early 1994. Mr. Stafford was elected Chairman of the Board and Chief Executive Officer in 1986. He is also a director of Bell Atlantic
                     Corporation, The Chase Manhattan Corporation and Deere & Company.

                     Director since 1993                          Age 61
                     ----------------------------------------------------------------------------------------

                     INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 2000

[Photo of Lawrence   LAWRENCE A. BOSSIDY, Chairman of the Board and Chief Executive Officer of the Company
A. Bossidy]

                     Mr. Bossidy became Chief Executive Officer of the Company in July 1991 and Chairman of
                     the Board in January 1992. He previously served in a number of executive and financial positions with General Electric Company, a diversified services and manufacturing company, which he joined in 1957. Mr. Bossidy was Chief Operating Officer of General
                     Electric Credit Corporation (now General Electric Capital Corporation) from 1979 to
                     1981, Executive Vice President and Sector Executive of GE's Services and Materials
                     Sector from 1981 to 1984, and Vice Chairman and Executive Officer of GE from 1984 until he joined the Company. He is a director of Champion International Corporation, J. P.
                     Morgan & Co. Incorporated and Merck & Co., Inc.

                     Director since 1991                          Age 64
                     ----------------------------------------------------------------------------------------

[Photo of Ann        ANN M. FUDGE, Executive Vice President of Kraft Foods, Inc.
M. Fudge]

                     Ms. Fudge joined General Foods USA in 1986 and held several planning and marketing positions before being appointed Executive Vice President and General Manager of the
                     Dinners and Enhancers Division in 1991. In 1994, she was named President of Kraft
                     General Foods' Maxwell House Coffee Company. In 1995, Ms. Fudge assumed her current position, while continuing to head the Maxwell House Coffee Division as General Manager.
                     She became President of Kraft's Maxwell House and Post Division in 1997. Kraft is the
                     multinational food business of Philip Morris Companies Inc. Ms. Fudge is a director of
                     Liz Claiborne, Inc.

                     Director since 1993                          Age 47
                     ----------------------------------------------------------------------------------------

[Photo of Frederic   FREDERIC M. POSES, President and Chief Operating Officer of the Company
M. Poses]

                     Mr. Poses began his career with the Company in 1969 and advanced through a number of managerial and executive positions until he was named President of the Plastics and
                     Engineered Materials Division in 1983, President of the Fibers Division in 1986, and
                     President of AlliedSignal Engineered Materials in 1988, when he was also elected
                     Executive Vice President of the Company. In 1997, he was elected Vice Chairman and a member of the Board of Directors, and in mid-1998 he assumed his current position.

                     Director since 1997                          Age 56
                     ----------------------------------------------------------------------------------------

[Photo of Robert     ROBERT C. WINTERS, Chairman Emeritus of The Prudential Insurance Company of America
C. Winters]

                     Mr. Winters joined Prudential, a provider of insurance and financial services, in 1953.
                     During his career with Prudential, he held various managerial positions prior to his election as Executive Vice President in 1978, Vice Chairman in 1984 and Chairman and
                     Chief Executive Officer in 1987. He retired as Chairman and Chief Executive Officer and became Chairman Emeritus in 1994.

                     Director since 1989                          Age 67
                     ----------------------------------------------------------------------------------------

[Photo of Henry      HENRY T. YANG, Chancellor of the University of California, Santa Barbara
T. Yang]

                     Dr. Yang became Chancellor of the University of California, Santa Barbara in 1994. Prior
                     to his current position, he served in a number of faculty and administrative positions at Purdue University starting in 1969. He became Head of Purdue's School of Aeronautics and Astronautics in 1979 and served as Dean of the Schools of Engineering and Director of the Computer Integrated Design, Manufacturing and Automation Center from 1984 until he joined the University of California.

                     Director since 1996                          Age 58
                     ----------------------------------------------------------------------------------------

                     INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 2001

[Photo of Russell     RUSSELL E. PALMER, Chairman and Chief Executive Officer of The Palmer Group
E. Palmer]

                     Mr. Palmer established The Palmer Group, a private investment firm, in 1990, after serving seven years as Dean of The Wharton School of the University of Pennsylvania. He
                     previously served as Managing Director and Chief Executive Officer of Touche Ross
                     International and Managing Partner and Chief Executive Officer of Touche Ross & Co.
                     (USA) (now Deloitte and Touche). He is a director of Bankers Trust Company, Bankers
                     Trust New York Corporation, Federal Home Loan Mortgage Corporation, GTE Corporation, The
                     May Department Stores Company and Safeguard Scientifics, Inc.

                     Director since 1987                          Age 64
                     ----------------------------------------------------------------------------------------

[Photo of Ivan       IVAN G. SEIDENBERG, Chairman and Chief Executive Officer of Bell Atlantic Corporation
G. Seidenberg]

                     Mr. Seidenberg assumed his current position with Bell Atlantic Corporation, a telecommunications and information services provider, in January 1999. He previously served as Vice Chairman, President and Chief Executive Officer since June 1998, and Vice
                     Chairman, President and Chief Operating Officer following the merger of NYNEX
                     Corporation and Bell Atlantic in 1997. He had joined NYNEX in 1983 and served in several senior management positions before becoming a director and Vice Chairman of the Board in
                     1991, President and Chief Operating Officer in 1994, and Chairman and Chief Executive
                     Officer in 1995. He is also a director of American Home Products Corporation, Boston
                     Properties, Inc., CVS Corporation and Viacom Inc.

                     Director since 1995                          Age 52
                     ----------------------------------------------------------------------------------------

[Photo of Andrew     ANDREW C. SIGLER, Retired Chairman and Chief Executive Officer of Champion International
C. Sigler]           Corporation

                     Mr. Sigler began his career at Champion International Corporation, a paper and forest products company, in 1956. He was elected President and Chief Executive Officer in 1974 and served as Chairman and Chief Executive Officer from 1979 until his retirement in
                     1996. He is a director of The Chase Manhattan Corporation and General Electric Company.

                     Director since 1994                          Age 67
                     ----------------------------------------------------------------------------------------

[Photo of Thomas     THOMAS P. STAFFORD, Consultant, General Technical Services, Inc.
P. Stafford]

                     Lt. Gen. Stafford joined the consulting firm of General Technical Services, Inc. in
                     1984. He is also Vice Chairman and co-founder of Stafford, Burke and Hecker, Inc., a
                     Washington-based consulting firm. After serving as an astronaut for a number of years, he retired in 1979 from the Air Force as Deputy Chief of Staff for Research, Development
                     and Acquisition and served as Vice Chairman of Gibraltar Exploration Limited until 1984.
                     Lt. Gen. Stafford is also Chairman of the Board of Omega Watch Corporation of America
                     and is a director of CMI Corporation, Cycomm International Inc., Seagate Technology
                     Inc., Timet Inc. and Tremont Corporation.

                     Director since 1981                          Age 68
                     ----------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     Meetings and Attendance. The business of the Company is managed under the direction of the Board of Directors. There were 13 meetings of the Board and 20 meetings of the various Committees of the Board in 1998. Average attendance by incumbent directors at all meetings of the Board and Board Committees on which they served was 89%, with each director attending at least 75% of such meetings, except Mr. Russell Palmer, who attended 74%.

     Retirement Policy. The Board of Directors' retirement policy establishes 70 as the retirement age for non-employee directors. A director who reaches retirement age shall serve until the next Annual Meeting. The policy also provides that non-employee directors who discontinue the principal position or identification which prevailed at the time of their election (other than by virtue of a promotion) shall offer to tender their resignations as directors and that an employee director shall resign from the Board effective upon termination of service as an active employee of the Company. The Board has discretion to make exceptions to the policy.

     Board Committees. Because of the number of matters requiring Board consideration, and to make the most effective use of individual Board members' capabilities, the Board of Directors has established Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. Each Committee is composed entirely of non-employee directors. The functions of these Committees, their current members and the number of meetings held during 1998 are described below. A non-employee director may also attend a Committee meeting as an alternate member at the request of the Committee Chairman (with the concurrence of the Chairman of the Board).

     The Audit Committee recommends the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit; reviews the scope and results of the audit with the independent accountants; reviews with management and the independent accountants the Company's interim and year-end operating results; considers the adequacy of the internal accounting and auditing procedures of the Company; and considers the accountants' independence. The members of the Committee, which met five times in 1998, are Messrs. R. E. Palmer (Chairman), Becherer, J. Stafford and Winters, Ms. Fudge and Gen. Kelley.

     The Corporate Governance Committee reviews policies and makes recommendations to the Board, as appropriate, concerning Board-related issues, such as the size and composition of the Board, the criteria and qualifications for election to the Board, retirement from the Board, director compensation and benefits, and the structure, composition and membership of Board Committees. This Committee also considers and recommends individuals for nomination as directors. The names of potential director candidates are drawn from a number of sources, including recommendations from members of the Board, management and shareowners. Shareowners wishing to recommend Board nominees should submit their recommendations in writing to the Secretary, AlliedSignal Inc., P.O. Box 4000, Morristown, New Jersey 07962, with the submitting shareowner's name and address and pertinent information about the proposed nominee similar to that set forth in this Proxy Statement for Board nominees, including current principal occupation and employment, principal positions held during the last five years and a list of all companies which the individual serves as a director. (See the heading 'Additional Information -- Other Action at the Meeting' for a summary of the procedure applicable to a shareowner nomination at an annual meeting.) This Committee is responsible for the periodic review of the overall effectiveness of the Board and, when appropriate, making recommendations for improvements. The members of the Committee, which met two times in 1998, are Messrs. Becherer (Chairman), Luciano, R. E. Palmer, Seidenberg and Winters.

     The Corporate Responsibility Committee reviews the policies and programs that are designed to assure the Company's compliance with legal and ethical standards and that affect its role as a responsible corporate citizen, including those relating to human resources issues such as equal employment opportunity, to health, safety and environmental matters, and to proper business practices. The members of the Committee are Gen. Kelley (Chairman), Ms. Fudge, Messrs. R.
B. Palmer and Sigler, Lt. Gen. T. Stafford and Dr. Yang. It met three times in 1998.

     The Management Development and Compensation Committee reviews and recommends the compensation arrangements for officers; approves such arrangements for other senior level employees; considers matters related to management development and succession and recommends individuals for election as officers; and reviews or takes such other action as may be required in connection with the bonus, stock and other benefit plans of the Company and its subsidiaries. It met five times in 1998. The Committee members are Messrs. Luciano (Chairman), Becherer, Seidenberg, Sigler and J. Stafford.

     The Retirement Plans Committee appoints the trustees for funds under the employee pension benefit plans of the Company and certain subsidiaries; reviews funding strategies; sets investment policy for fund assets; and oversees and appoints members of other committees investing fund assets. This Committee met three times in 1998. Its members are Messrs. Winters (Chairman), Luciano, R. E. Palmer, Sigler and J. Stafford and Ms. Fudge.

     The Technology Committee reviews corporate-wide technology matters, including research, development and engineering, and advises the Company with respect to its technology program and budget, proposed changes in corporate strategy where technology is a significant component, and technologies of importance to the Company's existing or new business areas. The members of the Committee are Lt. Gen. T. Stafford (Chairman), Gen. Kelley, Messrs. R. B. Palmer and Seidenberg and Dr. Yang. It met two times in 1998.

COMPENSATION OF DIRECTORS

     Retainers and Fees. Non-employee directors receive an annual Board retainer of $50,000, of which $15,000 is automatically credited to each director's account in the Deferred Compensation Plan for Non-Employee Directors (the 'Deferred Compensation Plan') in the form of Common Stock equivalents (which are only payable after termination of Board service). They also receive a fee of $1,500 for Board meetings attended on any day (13 during 1998), an annual retainer of $5,400 for each Board Committee served, and an additional Committee Chairman retainer of $4,000 for the Audit and Management Development and Compensation Committees and $2,000 for all other Board Committees. While no meeting fees are generally paid for attendance at Committee meetings, a $1,000 fee is paid for attendance at a Committee meeting, or other extraordinary meeting related to Board business, which occurs apart from a Board meeting, and a $1,000 per day fee is paid for special assignments. Non-employee directors are also provided with $350,000 in business travel accident insurance and are eligible to elect, without contribution by them, $100,000 in term life insurance and medical and dental coverage for themselves and their eligible dependents. All directors are reimbursed for expenses incurred in attending meetings.

     Deferred Compensation Plan. Directors may elect to defer, until a specified calendar year or retirement from the Board, all or any portion of their annual retainers and fees that are not automatically deferred and to have such compensation credited to their account in the Deferred Compensation Plan. Amounts credited either accrue amounts equivalent to interest at the same rate as that determined by the Management Development and Compensation Committee for amounts deferred during the same year under the Company's incentive compensation plan (11% for 1999) or are valued as if invested in Common Stock equivalents or one of the other funds available for investments by participants in the AlliedSignal Savings Plan, as elected by the director. All amounts credited as Common Stock equivalents under the Deferred Compensation Plan will earn amounts equivalent to dividends, which will be credited to the directors' accounts as if reinvested in Common Stock, and all such deferred amounts will be paid in cash following termination of Board service. Common Stock equivalents credited to directors' deferred accounts are included in the table set forth below under 'Voting Securities.' Upon a change in control, a director will be entitled to a lump-sum cash payment of all deferred amounts.

     Stock Plan. Under the Stock Plan for Non-Employee Directors, each new non-employee director receives a one-time grant of 3,000 shares of Common Stock, which are subject to transfer restrictions until the director's service terminates with the consent of a majority of the other members of the Board, provided termination occurs at or after age 65. During the restricted period, the director has the right to receive dividends on and the right to vote the shares. At the end of the restricted period, a director is entitled to one-fifth of the shares granted for each year of service (up to five). The shares will be forfeited if the director's service terminates (other than for death or disability) prior to the end of the restricted period. The Plan also provides for the grant to each non-employee director continuing in office after an Annual Meeting of an option to purchase 2,000 shares of Common Stock at 100% of the fair market value of the Common Stock on the date of grant. Each option becomes fully vested at the earliest of the director's retirement from the Board at or after age 70, death, disability or April 1 of the third year after the date of grant. Prior thereto, each option becomes exercisable in cumulative installments of 40% of the shares subject to the option on April 1 of the year following the grant date and an additional 30% on April 1 of each of the next two years.

                               VOTING SECURITIES

     As of January 1, 1999, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02101 ('State Street'), held 57,397,096 shares, or approximately 10.3%, of the outstanding Common Stock as trustee of the Company's savings plans. Under the terms of the plans, State Street is required to vote shares attributable to any participant in accordance with instructions received from the participant and to vote all shares for which it does not receive instructions in the same ratio as the shares for which instructions were received. State Street disclaims beneficial ownership of the shares referred to above. State Street also held 7,739,001 shares, or approximately 1.4%, of the outstanding Common Stock in various other fiduciary capacities, with sole voting power as to 6,876,230 shares, shared voting power as to 292,052 shares, sole investment power as to 7,540,377 shares, and shared investment power as to 198,624 shares.

     Set forth below is certain information with respect to ownership of the Common Stock as of February 23, 1999 by each director, by each named executive officer, and by all directors and executive officers of the Company as a group:

                                                                   Number of
                            Name                                Shares(1)(2)(3)
-------------------------------------------------------------   ---------------
Hans W. Becherer.............................................         24,974
Lawrence A. Bossidy..........................................      4,438,814
Marshall N. Carter...........................................          4,500(4)
Ann M. Fudge.................................................         15,564
Paul X. Kelley...............................................         33,246
Peter M. Kreindler...........................................        315,099
Robert P. Luciano............................................         20,609
Robert B. Palmer.............................................         10,053
Russell E. Palmer............................................         17,359
Frederic M. Poses............................................      1,030,322
Donald J. Redlinger..........................................        465,709
Ivan G. Seidenberg...........................................         14,202
Andrew C. Sigler.............................................         27,208
John R. Stafford.............................................         37,384
Thomas P. Stafford...........................................         30,667
Richard F. Wallman...........................................        235,278
Robert C. Winters............................................         32,813
Henry T. Yang................................................          8,019
All directors and executive officers as a group..............      7,356,916

------------
(1) The total for any individual is less than 0.8%, and the total for the group is less than 1.4%, of the shares of Common Stock outstanding.

(2) Includes (a) shares held individually, jointly with others or in the name of a family member or of a bank, broker or nominee for the individual's account, (b) whole shares attributable to participants in the Dividend Reinvestment and Share Purchase Plan and the AlliedSignal Savings Plan, (c) restricted shares as to which directors have sole voting power but no investment power prior to the lapse of restrictions, and (d) the following number of shares or share-equivalents in deferred accounts, as to which no voting or investment power exists: Mr. Becherer, 10,594; Mr. Bossidy, 21,039; Ms. Fudge, 1,364; Gen. Kelley, 13,515; Mr. Kreindler, 20,406; Mr.
    Luciano, 4,409; Mr. R. B. Palmer, 2,853; Mr. R. E. Palmer, 4,159; Mr. Poses, 191,134; Mr. Redlinger, 21,714; Mr. Seidenberg, 5,002; Mr. Sigler, 9,008;
    Mr. J. Stafford, 7,184; Lt. Gen. T. Stafford, 13,356,; Mr. Wallman, 20,891; Mr. Winters, 7,098; Dr. Yang, 2,819; and all directors and executive officers as a group, 361,078.

(3) Includes shares which the following have the right to acquire within 60 days through the exercise of vested stock options: Mr. Bossidy, 3,540,000; Mr. Kreindler, 282,000; Mr. R. B. Palmer, 4,200; Mr. R. E. Palmer, 6,200; Mr. Poses, 795,000; Mr. Redlinger, 427,000; Mr. Seidenberg, 6,200; Mr. Wallman, 214,000; Dr. Yang, 2,200; each other non-employee director, 8,200; and all directors and executive officers as a group, 5,916,861; no voting or investment power exists with respect to such shares prior to acquisition.

(4) As of March 1, 1999.

                            ------------------------

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports relating to their ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and New York Stock Exchange. Based on information provided by the Company's directors and executive officers and a review of such reports, the Company believes that all required reports were filed on a timely basis during 1998.

                             EXECUTIVE COMPENSATION

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

     The Management Development and Compensation Committee of the Board of Directors (the 'Committee'), subject to the approval of the Board of Directors, determines the compensation of the Company's executive officers and oversees the administration of executive compensation programs. The Committee is composed entirely of independent directors.

Executive Compensation Policies and Programs

     The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareowner returns by achieving aggressive goals. The programs link each executive's compensation directly to performance. A significant portion of each executive's compensation is dependent upon the appreciation of the Common Stock and meeting financial goals and other individual performance objectives.

     There are three basic components to this 'pay for performance' system: base pay; annual incentive bonus; and long-term incentive compensation (primarily stock options). Each component is addressed in the context of competitive conditions. In determining competitive compensation levels, the Company analyzes information from several independent surveys which include information regarding comparably-sized industrial companies. Since the Company's market for executive talent extends beyond its own industries, the survey data include companies outside the industrial classifications represented in the Composite Group Index referred to below under 'Performance Graph.'

     Base pay. Base pay is designed to be competitive within 20% above or below median salary levels at other large industrial companies for equivalent positions. The executive's actual salary relative to this competitive framework varies based on individual performance and the individual's skills, experience and background.

     Annual incentive bonus. For 1998, each executive was eligible to receive an annual cash bonus. Award levels, like the base salary levels, are set with reference to competitive conditions and are intended to motivate the Company's executives by providing substantial bonus payments for the achievement of aggressive goals. The actual amounts paid were determined by performance based on two factors: first, financial performance, which was measured against objectives established for cash flow, productivity increases and revenue growth; and second, the individual executive's performance against other specific management objectives, such as increasing the use of Six Sigma processes and improving customer satisfaction. Financial objectives were given greater weight than other management objectives in determining bonus payments. The types and relative importance of specific financial and other business objectives varied among the Company's executives depending on their positions and the particular operations or functions for which they were responsible.

     Long-term incentive compensation. The principal purpose of the long-term incentive compensation program is to encourage the Company's executives to enhance the value of the Company and, hence, the price of the Common Stock and the shareowners' return. The long-term incentive component of the compensation system (through extended vesting) also is designed to create an incentive for the individual to remain with the Company. Long-term incentive compensation consists of equity-based and cash-based programs.

     The long-term, equity-based compensation program is tied directly to shareowner return. The executive is rewarded if the shareowners receive the benefit of appreciation in the price of the Common Stock. Under the program, long-term incentive compensation consists of stock option grants which vest over a multi-year period. Options for executive officers are granted in tandem with limited stock appreciation rights, which are designed to provide the executive with an economic benefit comparable to that available to all shareowners in the event of a tender offer for the Company's shares, a change in control or similar event. The Company periodically grants new awards to provide continuing incentives for future performance, without regard to the number of outstanding awards except that consideration is given to any recent large multi-year grants. Depending on the executive, grants are either made annually, with vesting over a three-year period, or periodically, with vesting over a longer period and in some cases subject to acceleration if specified financial performance objectives are achieved. Like the annual bonus, award levels are set with regard to competitive considerations, and each individual's actual award is based upon the individual's performance, potential for advancement, leadership ability and commitment to the Company's strategic efforts. In addition to stock options, awards of restricted units, each of which entitles the holder to one share of Common Stock on vesting (or cash in the Committee's discretion), may be made on a select basis to individual executives in order to enhance the incentive for them to remain with the Company. These units vest over an extended period of up to ten years.

     In addition to the equity-based program, the Company in 1998 implemented a cash-based long-term incentive program for its strategic business unit leaders. The purpose of this program is to motivate achievement of key long-term financial objectives and to provide competitive total compensation. Participating executives are given the opportunity to earn cash compensation if certain cumulative revenue growth and net income targets are met by the end of 2000. None of the executive officers named in the Summary Compensation Table received this incentive.

     The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code of compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment. Accordingly, compensation paid under the Company's stock plan and incentive compensation plan is generally deductible, although certain compensation paid to some executives may not be deductible.

Annual Reviews

     Each year, the Committee reviews the executive compensation policies with respect to the linkage between executive compensation and the creation of shareowner value, as well as the competitiveness of the programs. The Committee determines what changes, if any, are appropriate in the compensation programs. In conducting these annual reviews, the Committee considers information provided by the Chief Executive Officer and the Senior Vice President-Human Resources and Communications and uses annual surveys, periodic reports, and advice and consultation on pay levels provided by independent compensation consultants. The Committee also periodically reviews the levels of ownership in shares and share-equivalents of the Common Stock for executive officers to assure that they maintain ownership positions that are consistent with guidelines established at other large industrial companies.

     The Committee annually reviews with the Chief Executive Officer the individual performance of the other executive officers and the Chief Executive Officer's recommendations with respect to the appropriate compensation awards. With Board authorization, the Committee approves salary actions and determines the amount of annual bonus and the number and amount of long-term awards for officers. The Committee also reviews with the Chief Executive Officer the financial and other objectives for the executive officers for the following year.

     In 1998, awards to executive officers as a group reflected the overall financial performance of the Company, which included achievement of the Company's sales, earnings per share and cash flow goals. Awards to individuals also reflected performance against their specific management objectives, as well as the performance of the operations or functions for which they were responsible.

Chief Executive Officer

     Under Mr. Bossidy's employment agreement, he is entitled to an annual salary of $2,000,000, which has remained unchanged since 1994. Based on the Company's financial performance in 1998, which included a 15% increase in earnings per share, a 38% increase in free cash flow and a 14% increase in net income, as well as a 14% increase in the price of the Common Stock, the results of the Company's Six Sigma program, and the Company's continued focus on customer excellence, the Committee awarded Mr. Bossidy a bonus of $4,000,000. In light of the grant of options made to Mr. Bossidy in 1997, no further grants were made to him in 1998.

Members of the Management Development and Compensation Committee:

    Robert P. Luciano, Chairman
     Hans W. Becherer
     Ivan G. Seidenberg
     Andrew C. Sigler
     John R. Stafford

                              *         *         *

SUMMARY COMPENSATION TABLE

     The following table contains information concerning the most highly compensated executive officers of the Company, as required under applicable rules of the Securities and Exchange Commission.

                           SUMMARY COMPENSATION TABLE

                                     Annual Compensation             Long-Term Compensation
                             ------------------------------------   -------------------------
                                                                                    Securities
 Name and Principal                                  Other Annual     Restricted    Underlying     All Other
      Position        Year     Salary      Bonus     Compensation   Unit Awards(1)  Options(#)  Compensation(2)
--------------------- -----  ----------  ----------  ------------   --------------  ---------   ---------------
Lawrence A.           1998   $2,000,000  $4,000,000    $ 10,955           --           --         $   440,164
  Bossidy             1997    2,000,000   3,150,000       4,617           --        1,500,000         572,352
  Chairman of the     1996    2,000,000   2,800,000       6,576           --           --           1,028,889
  Board and Chief
  Executive Officer
Frederic M.           1998      600,000   1,000,000      21,475           --          100,000         185,473
  Poses               1997      510,000     735,000      13,572           --           --             112,710
  President and       1996      493,500     670,000      15,767           --           --             101,901
  Chief Operating
  Officer
Peter M.              1998      445,000     550,000      14,135           --           --              91,570
  Kreindler           1997      410,000     480,000       7,996           --           --              46,305
  Senior Vice         1996      410,000     430,000       4,835           --          780,000          45,315
  President, General
  Counsel and
  Secretary
Richard F.            1998      410,000     500,000      12,929           --           --              66,207
  Wallman             1997      377,917     420,000       7,568           --           --              36,561
  Senior Vice         1996      358,333     350,000       7,616       $  1,231,250    715,000          24,213
  President and Chief
  Financial Officer
Donald J.             1998      375,000     450,000       6,925           --           --              62,071
  Redlinger           1997      356,250     400,000       1,606           --           --              54,116
  Senior Vice         1996      350,000     350,000       1,239           --          650,000          44,477
  President-Human
  Resources and
  Communications
                                                                                       (footnotes on next page)

------------
(1) Restricted unit awards, valued on the date of the award, entitle the holder to receive one share of Common Stock for each unit when the unit vests. The Committee has the discretion to pay all or part of such awards in cash. None of the units reflected in the table vests in less than three years. The total number of units held and their value at the end of 1998 were as follows: Mr. Bossidy, 595,796 units ($26,401,210); Mr. Poses, 60,000 units ($2,658,750); Mr. Kreindler, 40,000 units ($1,772,500); Mr. Wallman, 50,000 units ($2,215,625); and Mr. Redlinger, 50,000 units ($2,215,625). Common
    Stock dividend equivalents are payable on each unit.

(2) Amounts shown for 1998 consist of matching contributions made by the Company under the savings plan and supplemental savings plan: for Mr. Bossidy, $159,743; Mr. Poses, $48,267; Mr. Kreindler, $35,604; Mr. Wallman, $16,538;
    and Mr. Redlinger, $30,000; the value of life insurance premiums: for Mr. Bossidy, $175,247; Mr. Poses, $20,770; Mr. Kreindler, $23,462; and Mr.
    Redlinger, $21,702; and above-market interest earned during 1998 on previously deferred compensation but not paid or payable in 1998: for Mr. Bossidy, $105,174; Mr. Poses, $116,436; Mr. Kreindler, $32,504; Mr. Wallman, $49,669; and Mr. Redlinger, $10,369.

                            ------------------------

OPTION TABLES

     The following tables contain information concerning stock options, all of which were granted with an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        Number of       % of Total
                                        Securities       Options                                  Grant
                                        Underlying      Granted to     Exercise                    Date
                                         Options       Employees in     Price      Expiration    Present
                Name                     Granted       Fiscal Year      ($/Sh)        Date       Value(1)
------------------------------------    ---------      ------------    --------    ----------    --------
Lawrence A. Bossidy.................       --             --              --          --            --
Frederic M. Poses(2)................      100,000           2%          $ 36.47      1/22/08     $881,000
Peter M. Kreindler..................       --             --              --          --            --
Richard F. Wallman..................       --             --              --          --            --
Donald J. Redlinger.................       --             --              --          --            --

------------
(1) Options are valued using a Black-Scholes option pricing model which assumes a historic five-year average volatility of 20.0%, the average dividend yield for the three years ended

    December 31, 1997 (1.6%), a 5.5% risk-free rate of return (based on the average zero coupon five-year U.S. Treasury note yield for the month of grant), and an expected option life of five years based on past experience. No adjustments are made for non-transferability or risk of forfeiture. Options will have no actual value unless, and then only to the extent that, the Common Stock price appreciates from the grant date to the exercise date. If the grant date present values are realized, total shareowner value will have appreciated by approximately $5.0 billion, and the value of the granted options reflected in the table will be less than 0.02% of the total shareowner appreciation.

(2) These options are exercisable in cumulative installments of 40% commencing on January 1, 1999 and 30% on each of January 1, 2000 and 2001. The options are accompanied by tandem limited stock appreciation rights, which provide that in the event of a tender offer for the Company's shares, a change in control or similar event, a cash payment will be made within 90 days equal to the difference between the option exercise price and a price for the Common Stock related to the event, and the corresponding options will expire.

                            ------------------------

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES


                                                          Number of Securities        Value of Unexercised
                                                         Underlying Unexercised      In-the-Money Options(1)
                                Shares                    Options at Year-End             at Year End
                              Acquired on    Value     --------------------------  --------------------------
            Name              Exercise(#)   Realized   Exercisable  Unexercisable  Exercisable  Unexercisable
----------------------------- -----------  ----------  -----------  -------------  -----------  -------------
Lawrence A. Bossidy..........   300,000    $8,149,200    3,540,000    1,500,000    $94,699,650   $ 13,308,750
Frederic M. Poses............   100,000     2,682,000      655,000    1,100,000     17,060,788     27,306,750
Peter M. Kreindler...........    80,000     2,044,110      222,000      660,000      4,822,215     12,535,050
Richard F. Wallman...........    --            --          159,000      605,000      3,330,958     11,490,463
Donald J. Redlinger..........    45,000     1,234,400      377,000      550,000      9,127,853     10,445,875

------------
(1) 'In-the-Money Options' are those which have an exercise price that is lower than the year-end fair market value of the underlying securities.

PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return on the Common Stock to the total returns on the Standard & Poor's 500 Stock Index and a composite index of corporations in the same industries as the Company (the 'Composite Group Index').


                               [PERFORMANCE GRAPH]

                                1994     1995     1996     1997     1998
Company Common Stock            87.7     124.8    178.7    209.8    243.0

S&P 500                        101.3     139.4    171.4    228.6    293.9

Composite Group                107.5     153.1    199.0    232.9    209.0


     In each case, a $100 investment on December 31, 1993 and reinvestment of all dividends are assumed. Returns are at December 31 of each year.

                            ------------------------
     The Composite Group Index combines the total returns on the published Dow Jones indices for the Aerospace & Defense, Automobile Parts & Equipment Excluding Tire and Rubber Makers, and Chemical Groups. The total return for the Composite Group Index is calculated by adding the products obtained from separately multiplying the total return for each of the three Dow Jones groups by the total market capitalization of the companies included in that group and dividing by the total market capitalization of the companies included in the three groups. This calculation is made for each year using stock market capitalization data as of the beginning of the year provided to the Company by Dow Jones. Shareowners may obtain this data from the Secretary, AlliedSignal Inc., P.O. Box 4000, Morristown, New Jersey 07962.

RETIREMENT BENEFITS

     The following table illustrates the estimated annual pension benefits which would be provided on retirement at age 65 under the Company's Retirement Program (the 'Pension Plan') and an unfunded supplemental retirement plan (the 'Supplemental Plan'), after applicable deductions for Social Security benefits, to salaried employees having specified average annual remuneration and years of service.

                                 PENSION TABLE

  Average                                 Years of Service
   Annual        ------------------------------------------------------------------
Remuneration        5            10            15             20          25 - 30
------------     --------     --------     ----------     ----------     ----------
 $  600,000      $ 49,693     $109,693     $  169,693     $  229,693     $  289,693
    800,000        69,693      149,693        229,693        309,693        389,693
  1,000,000        89,693      189,693        289,693        389,693        489,693
  2,000,000       189,693      389,693        589,693        789,693        989,693
  3,000,000       289,693      589,693        889,693      1,189,693      1,489,693
  4,000,000       389,693      789,693      1,189,693      1,589,693      1,989,693
  5,000,000       489,693      989,693      1,489,693      1,989,693      2,489,693

     The benefit amounts shown in the Pension Table are computed on a straight life annuity basis. At January 1, 1999, the following individuals had the indicated number of years of credited service for pension purposes: Mr. Bossidy, 7.5; Mr. Poses, 29.28; Mr. Kreindler, 7.0; Mr. Wallman, 2.81; and Mr.
Redlinger, 27.62.

     The amounts in the Salary and Bonus columns of the Summary Compensation Table for 1998 would be included in computing remuneration for pension purposes. Average annual remuneration under the Pension Plan is calculated based on the highest paid 60 consecutive months of an employee's last 120 months of employment.

     Under his employment agreement, commencing on retirement, Mr. Bossidy is entitled to receive during his lifetime Company facilities and services comparable to those provided prior to his retirement, and a retirement benefit equivalent to 60% of his final average compensation (based on his highest three years of salary and bonus) payable annually for his lifetime, and 45% of his final average compensation payable annually thereafter to his surviving spouse for her lifetime. If Mr. Bossidy dies prior to retirement, a benefit equivalent to 45% of his final average compensation will be paid to his surviving spouse for her lifetime. Benefits under the agreement will be reduced by any retirement benefits payable under the Pension Plan and Supplemental Plan, any survivor benefit payable under the Company's executive life insurance program, and under certain circumstances, benefits payable under pension plans of his former employer.

EMPLOYMENT AND TERMINATION ARRANGEMENTS

     Mr. Bossidy's employment agreement with the Company provides for his employment as Chairman and Chief Executive Officer through April 1, 2000 at a salary of $2,000,000 per year, and a target annual incentive bonus of at least 80% of salary. Mr. Bossidy also has agreed to be available as an advisor to and representative of the Company following retirement, as mutually agreed to by him and his successor. His employment agreement also provides for certain post-retirement benefits which are described under 'Retirement Benefits.' The Company has assumed obligations for certain life insurance policies and will be reimbursed from the proceeds of the policies for premiums it pays; the value of these premiums is reflected in the Summary Compensation Table.

     Under the Severance Plan for Senior Executives (the 'Plan'), the executive officers named in the Summary Compensation Table would be entitled to payments equivalent to base salary and annual incentive bonus (and continuation of certain benefits, such as group life and medical insurance coverage) for a period of time if their employment is terminated other than for 'gross cause' (which includes fraud and criminal conduct). The period would range from 18 months for any named officer hired after June 30, 1993 to 36 months for those named officers employed on that date (but in no event beyond age 65), provided that payments would be made in a lump sum following a change in control. The Plan provides for an additional payment sufficient to eliminate the effect of any applicable excise tax on severance payments in excess of an amount determined under Section 280G of the Internal Revenue Code. Payments subject to the excise tax would not be deductible by the Company.

                  2 -- APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, which is composed entirely of independent directors, the Board of Directors has appointed PricewaterhouseCoopers LLP ('PwC') as independent accountants for the Company to audit its consolidated financial statements for 1999 and to perform audit-related services, including review of the Company's quarterly interim financial information and periodic reports and registration statements filed with the Securities and Exchange Commission and consultation in connection with various accounting and financial reporting matters. PwC also performs non-audit services for the Company.

     The Board has directed that the appointment of PwC be submitted to the shareowners for approval. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval. If the shareowners do not approve, the Audit Committee and the Board will reconsider the appointment.

     Total fees for services rendered by PwC in 1998 to the Company and its subsidiaries worldwide were approximately $18,500,000. The Company has been advised by PwC that it will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE FOR THE APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

                              SHAREOWNER PROPOSALS

     Shareowners have given the Company notice of their intention to introduce the following proposals for consideration and action by the shareowners at the Annual Meeting. The proposed resolutions and accompanying statements have been provided by the respective proponents and the Company is not responsible for any inaccuracies contained therein. For the reasons stated, the Board of Directors does not support these proposals. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposals at the Annual Meeting is required for approval of each proposal.

                       3 -- SHAREOWNER PROPOSAL REGARDING
                                CEO COMPENSATION

     This proposal has been submitted by the Eleanora L. Halfman Trust, c/o Franklin Research & Development Corporation, 711 Atlantic Avenue, Boston, Massachusetts 02111 (the owner of 700 shares of Common Stock).

                            ------------------------

     'WHEREAS, increases in CEO compensation continue to dwarf the compensation increases enjoyed by employees. Between 1990 and 1997, CEO cash compensation rose 82% and average total compensation (including stock options) rose 298% to $7.8 million, vastly exceeding a 22% increase in factory wages and S&P earnings growth of 110% (Business Week Survey of Executive Compensation; Bureau of Labor Statistics);

     'WHEREAS, though U.S. multinational corporations increasingly see themselves as global companies, taking advantage of global labor markets, they continue to pay their executives at levels far surpassing levels common in Europe and Asia;

     'WHEREAS, considering executive pay in the global context, U.S. CEOs make on average 1,871 times the average wage of Mexican maquiladora workers ($4,168 a year) and 15,600 times the minimum wage of workers in Vietnam ($500 a year);

     'WHEREAS, AlliedSignal's CEO in 1997 was the 16th highest paid U.S. CEO making $28.2 million or 3.6 times the pay of the average U.S. CEO; 1,000 times the average U.S. factory worker, and 6,765 times the average wage for Mexican maquiladora workers, a nation where AlliedSignal continues to expand;

     'WHEREAS, AlliedSignal's efforts to cut costs have been disproportionately focused on the factory floor, while ignoring the executive suite and the board room, further exacerbating the wage gap between corporate leaders and average employees. Between 1995 and 1997, a period when our company laid off more than 11,000 workers (moving many of these jobs to Mexico and other low-wage regions), the top six officers enjoyed increases in salary and bonus of more than 20%, while the Board in 1997 voted itself an annual cash raise exceeding 42%;

     'WHEREAS, growing research on effective organizations stresses the importance of empowering front-line workers, a goal undermined by compensation policies that reward top executives at the expense of workers closest to the customers and production;

     'WHEREAS, business leaders and thinkers ranging from J.P. Morgan to Peter Drucker have argued against wide pay gaps within enterprises and called for limits on executive pay based on multiples of worker compensation;

     'THEREFORE, BE IT RESOLVED, that shareholders urge the Board of Directors to address the issue of runaway remuneration of CEOs and the widening gap between highest and lowest paid workers by:

     1) Establishing a cap on CEO compensation expressed as a multiple of pay of the lowest paid worker at AlliedSignal;

     2) Preparing a report for shareholders explaining the determinations used in order to determine the appropriate cap.'

     'SUPPORTING STATEMENT: In asking AlliedSignal to establish a cap on executive compensation, we have not sought to impose our own arbitrary cap on executive pay. Instead we have asked our company to wrestle with the issue of the rising wage-gap that exists between corporate executives and those they seek to lead. By imposing the financial discipline of a pay cap, we hope our company can help reverse a long standing trend that is neither good for business, nor society. Please vote YES.'

BOARD OF DIRECTORS' RECOMMENDATION -- THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The determination of the appropriate level of compensation for the Company's Chief Executive Officer is a key responsibility of the Board of Directors and its Management Development and Compensation Committee. As discussed in the 'Report of the Management Development and Compensation Committee' above, the directors consider a number of factors in establishing Mr. Bossidy's compensation. Based on the value that his leadership, vision and dedication has provided to the Company and its shareowners since he joined the Company, including an increase in the market value of the Company's shares from $3.6 billion to $24.8 billion, the independent directors believe that his overall compensation level is appropriate.

     To compete in an increasingly complex global marketplace, the Company must attract and retain the best leadership talent. The Board believes that a cap, whether internally or externally imposed, would limit its ability to search for the skills and talent necessary to continue the Company's preeminent business results. Therefore, the Board believes it would not be in the best interest of the shareowners to establish an arbitrary cap on the compensation paid to the Chief Executive Officer. Doing so could unduly inhibit the Company's flexibility in providing compensation arrangements needed to reward and retain a current Chief Executive Officer in a competitive environment or to attract and motivate other Chief Executive Officers in the future.

     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                       4 -- SHAREOWNER PROPOSAL REGARDING
                        THE ANNUAL ELECTION OF DIRECTORS

     This proposal has been submitted by Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278 (the owner of 884 shares of Common Stock).

                            ------------------------

          'The shareholders of AlliedSignal request the Board of Directors take the necessary steps to amend the company's governing instruments, including the corporate by-laws, to elect the entire Board of Directors each year. This includes the requirement that any future change in the frequency of election of directors be submitted to shareholder vote as a stand-alone issue.

          'The Business Week Nov. 25, 1996 Cover Story said for the `The Best
     Boards: PLACE THE ENTIRE BOARD UP FOR ELECTION EVERY YEAR.'

          'It is intuitive to many institutional shareholders that, when directors are accountable through annual election, they perform better. The current piecemeal election insulates directors and senior management from the impact of poor performance.

          'Allied directors are also super-protected by a 80% vote requirement to remove directors. A majority (of shareholder votes cast) voted to end this 80% super-majority as a separate resolution at the 1998 Allied shareholder meeting.

          'DID ALLIED DIRECTORS PURSUE A FAILED, HOSTILE AND CONSUMING TAKEOVER OF AMP? Did directors divert their valuable attention from Allied's core business?

          'Allied was in the same connector business as AMP with the Amphenol brand. Allied quit the business because Allied failed to improve low profits.

          'Director oversight is in question due to the heavy outside commitments of Allied directors:

         R.E. Palmer, full-time CEO                Sits on 6 outside boards
         Seidenberg, full-time CEO                 Sits on 4 outside boards
         T. Stafford, consultant                   Sits on 7 outside boards

     'Meanwhile, mergers often don't work, like Boeing:

           Boeing stock falls 45% after merger.

               ValueLine     Oct. 2, 1998

           Boeing's net-return-on-productive-assets plunged 50%.

               Aviation Week     Aug. 10, 1998

          'Institutional Shareholder Services, a proxy advisory firm that studies shareholder resolutions, recommended a yes vote for this resolution in 1998. Allied is 69% owned by institutional shareholders.

          'If the AMP merger does not work, it could be 3 years before shareholders can express their vote to all Allied directors. Allied directors also sit on interlocking outside boards as cross-directors:

Company                            Interlocking Allied Directors from 1998 proxy
---------------------------------  ---------------------------------------------------------------
Bell Atlantic                      Seidenberg, J. Stafford
American Home Products             Seidenberg and J. Stafford again
Chase Manhattan                    Sigler, J. Stafford
Deere                              Becherer, J. Stafford (J. Stafford's 4th interlock)
Schering-Plough                    Becherer, Luciano

           Corporate governance experts say cross-directors tend to look out for each other, rather than shareholders.

               Business Week     March 9, 1998

          'To encourage all Allied's directors (with heavy outside commitments) to answer each year for a consuming hostile take-over battle and attend to the core business, vote for:

                      ANNUAL ELECTION OF THE ENTIRE BOARD
                                   YES ON 4'

BOARD OF DIRECTORS' RECOMMENDATION -- THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Company's current system of electing directors by classes was approved by the shareowners in 1985. Under this method, as provided in the Company's Certificate of Incorporation and By-laws, approximately one-third of the directors are elected annually by the shareowners.

     The same proponent has presented a proposal to eliminate the classified Board in each of the last three years. The Board of Directors has again reviewed the issues raised in the proposal and, for the reasons indicated below, it continues to believe that the classified Board serves the Company and its shareowners well.

     With the classified Board, the likelihood of continuity and stability in the Board's business strategies and policies is enhanced since generally two-thirds of the directors at all times will have had prior experience and familiarity with the business and affairs of the Company. This enables the directors to build on past experience and plan for a reasonable period into the future.

     The classified Board is intended to encourage persons who may seek to acquire control of the Company to initiate such action through negotiations with the Board. Otherwise, at least two meetings of shareowners would generally be required to replace a majority of the Board. By reducing the threat of an abrupt change in the composition of the entire Board, classification of directors would provide the Board with an adequate opportunity to fulfill its duties to the Company's shareowners to review any takeover proposal, study appropriate alternatives and achieve the best results for all shareowners. The Board believes that a classified Board enhances the ability to negotiate favorable terms with a proponent of an unfriendly or unsolicited proposal, but that it does not preclude takeover offers.

     The Board believes that directors elected to a classified Board are no less accountable to shareowners than they would be if all directors were elected annually. Since at least four directors must stand for election each year, the shareowners have the opportunity annually to vote against those directors as a way of expressing any dissatisfaction they may have with the Board or management. The Board addresses many important issues during the year and it disagrees with any suggestion by the proponent that its attention to these issues is in any way affected by the timing of elections.

     The Board also disagrees with the proponent's suggestion that its oversight is in question because of directors' service on outside boards; on the contrary, such service can be beneficial to the Company since it provides perspective and experience that enhances a director's contributions to the Board's deliberations. Further, the Board disputes the inference that service by certain of the Company's directors on common outside boards negatively impacts their ability to act in the best interest of the Company's shareowners.

     Adoption of this proposal would not automatically eliminate the classified Board. Further action by the shareowners would be required to amend the By-laws and the Certificate of Incorporation. Under these documents, an 80% vote of the outstanding shares would be required for approval. Under Delaware law, an amendment to the Certificate of Incorporation requires a recommendation from the Board of Directors prior to submission to shareowners. While the Board would consider such an amendment, it would do so consistent with its fiduciary duty to act in a manner it believes to be in the best interest of the Company and its shareowners.

     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                             ADDITIONAL INFORMATION

OTHER ACTION AT THE MEETING

     The Company did not receive timely notice under Rule 14a-4(c)(1) of the proxy rules adopted by the Securities and Exchange Commission (the 'Commission') under the Securities Exchange Act of 1934 of any other matter to be presented for action at the Annual Meeting. If any additional matters are properly presented, the shares represented by a properly signed proxy card or any shares voted by telephone will be voted in the discretion of the Company's proxies named on the proxy card.

     Under the Company's By-laws, a shareowner of record entitled to vote at the Annual Meeting who intends to make a nomination for the election of directors at the meeting must give the Secretary of the Company written notice of such intention in accordance with the prescribed procedure. In general, the By-law procedure (the full provisions of which govern) requires that the notice be received at the Company's headquarters not less than 30 nor more than 60 days prior to the meeting and that it set forth the shareowner's name, address and number of shares of Common Stock beneficially owned, together with information about the candidate that would be required in a proxy statement and the candidate's written consent to be nominated and to serve if elected. Nominations not made in accordance with the procedure prescribed in the By-laws must be disregarded.

SHAREOWNER PROPOSALS FOR 2000 ANNUAL MEETING

     Shareowners may submit proposals on matters appropriate for shareowner action at the Company's annual meetings, consistent with regulations adopted by the Commission. Proposals submitted for inclusion in the Company's Proxy Statement and form of proxy for the 2000 Annual Meeting of Shareowners are subject to the requirements of Rule 14a-8 of the proxy rules adopted by the Commission, and must be received by the Company not later than November 9, 1999. If a shareowner intends to present a proposal for consideration at the 2000 Annual Meeting outside the processes of Rule 14a-8, the Company must receive notice of such proposal on or before January 24, 2000, or such notice will be considered untimely under Rule 14a-4(c)(1) of the Commission's proxy rules, and the Company's proxies will have discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in its proxy materials. Proposals should be directed to the attention of the Secretary, AlliedSignal Inc., P.O. Box 4000, Morristown, New Jersey 07962.

COST OF SOLICITATION

     The cost of solicitation will be paid by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies personally or by telephone or other means of communication. The Company will also reimburse brokers, banks and other intermediaries holding stock in their names or those of their nominees for their reasonable expenses in sending proxy material to the beneficial owners of the stock and obtaining their proxies. The Company has retained Morrow & Co., New York, New York, at an approximate total cost of $25,000, plus out-of-pocket expenses, to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication.

                            ------------------------
     Shareowners are urged to send in their proxy cards or vote by telephone without delay.

                                         By Order of the Board of Directors

                                              PETER M. KREINDLER
                                             Senior Vice President,
                                               General Counsel and Secretary

March 9, 1999

                       DIRECTIONS TO COMPANY HEADQUARTERS
                    101 COLUMBIA ROAD, MORRIS TOWNSHIP, N.J.


                                [AREA MAP]


 FROM RTE. 80 (EAST OR WEST) AND RTE. 287 SOUTH:
Take Rte. 80 to Rte. 287 South to Exit 37 (Rte. 24 East -- Springfield). Follow Rte. 24 East to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into AlliedSignal.

 FROM RTE. 287 NORTH:
Take Rte. 287 North to Exit 37 (Rte. 24 East -- Springfield). Follow Rte. 24 East to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into AlliedSignal.

 FROM NEWARK INTERNATIONAL AIRPORT:
Take Rte. 78 West to Rte. 24 West (Springfield -- Morristown). Follow Rte. 24 West to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into AlliedSignal.

                                     [LOGO]

                         NOTICE OF 1999 ANNUAL MEETING
                              AND PROXY STATEMENT

                                 APPENDIX 1
                                 PROXY CARD

                               AlliedSignal Inc.

                         Annual Meeting of Shareowners
                               101 Columbia Road
                          Morris Township, New Jersey

                                 April 26, 1999
                                   10:00 A.M.

                                You May Vote by
                              Telephone or by Mail
                       (see instructions on reverse side)


                             Your Vote is Important



           Detach proxy card here if you are not voting by telephone.
------------------------------------------------------------------------------

[LOGO]                                                                P R O X Y

This Proxy is Solicited on Behalf of the Board of Directors of AlliedSignal Inc.
                  Annual Meeting of Shareowners--April 26, 1999

     The undersigned hereby appoints LAWRENCE A. BOSSIDY and PETER M. KREINDLER as proxies (each with power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 26, 1999, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

                              ---------------------

     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Hans W. Becherer, Marshall N. Carter, Robert P. Luciano, Robert B. Palmer and John R. Stafford.

    NOTE: After signing, please insert           ALLIEDSIGNAL INC.
    this Proxy in the enclosed envelope          P.O. BOX 11010
    so that the address at right shows           NEW YORK, N.Y. 10203-0010
    through the window.

     IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSAL 2 AND "AGAINST" PROPOSALS 3 and 4.


                                  (SPECIFY CHOICES AND SIGN ON THE REVERSE SIDE)

[LOGO]

                               VOTE BY TELEPHONE
                         24 HOURS A DAY, 7 DAYS A WEEK

            TELEPHONE                                       MAIL
          800-574-7048
Use any touch-tone telephone to vote your            To vote your shares by mail, mark, sign
shares, toll-free. Have your proxy card in           and date your proxy card and return it in
hand when you call. You will be prompted             the enclosed postage-paid envelope.
to enter your "Control Number", located in
the box below, and then follow the recorded
instructions.


Your telephone vote authorizes the                   If you have voted by telephone,
proxies named on the proxy card to                   please do not mail back your proxy
vote your shares in the same manner                  card. Telephone voting will not be
as if you marked, signed and returned                available after 5:00 P.M. (E.D.T.) on
the proxy card.                                      April 23, 1999.




Call Toll-Free To Vote  It's Fast And Convenient

  800-574-7048                                        CONTROL NUMBER FOR
                                                       TELEPHONE VOTING


           Detach proxy card here if you are not voting by telephone.
------------------------------------------------------------------------------

Please complete (X) in blue or black ink.

------------------------------------------------------------------------------
A vote "FOR" Proposals 1 and 2 is recommended by the Board of Directors:
------------------------------------------------------------------------------

1. Election of Directors (H.W. Becherer, M.N. Carter, R.P. Luciano, R.B. Palmer and J.R. Stafford)

   FOR all            WITHHOLD AUTHORITY                EXCEPTION
   nominees  [X]      to vote for all nominees  [X]     (see Instruction)  [X]

   Instruction: To withhold authority to vote for any individual nominee(s), mark the "Exception" box and write the name(s) on the line below.

   -------------------------------------------------------------------------
2. Appointment of Independent Accountants

   FOR       [X]      AGAINST        [X]         ABSTAIN        [X]

-----------------------------------------------------------------------------
A vote "AGAINST" Proposals 3 and 4 is recommended by the Board of Directors:
-----------------------------------------------------------------------------

3. Shareowner proposal regarding CEO compensation

   FOR       [X]      AGAINST        [X]         ABSTAIN        [X]

4. Shareowner proposal regarding the annual election of directors

   FOR       [X]      AGAINST        [X]         ABSTAIN        [X]


                 Please complete (X) if you:

                 Plan to attend the              Have written comments
                 Annual Meeting       [X]        on this card             [X]

                 Please sign exactly as name appears on this Proxy. Joint owners should all sign. Executors, administrators, trustees and others acting in a representative capacity should indicate title when signing.


                                   Dated  _____________________ , 1999

                                   Signed ____________________________

                                   ____________________________________
                                   Please sign, date and return this Proxy
                                   promptly in the enclosed envelope.

Please complete (X) if you want your vote kept confidential under
the policy described on page 1 of the Proxy Statement.               [X]


------------------------------------------------------------------------------
                               Please Detach Here
                     Detach this portion of the proxy card
                              before returning it.
------------------------------------------------------------------------------

                                 APPENDIX 2
                        SAVINGS PLAN INSTRUCTION CARD

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC.
             PURSUANT TO THE ALLIEDSIGNAL SAVINGS PLAN (THE 'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 26, 1999, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                            ------------------------
     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Hans W. Becherer, Marshall N. Carter, Robert P. Luciano, Robert B. Palmer and John R. Stafford.

     IF THIS CARD IS PROPERLY SIGNED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, 'FOR' PROPOSAL 2 AND 'AGAINST' PROPOSALS 3 AND 4. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]

A VOTE 'FOR' PROPOSALS 1 AND 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS:

1. Election of Directors
   (H.W. Becherer, M.N. Carter, R.P Luciano, R.B. Palmer and J.R. Stafford)

   FOR all nominees           [ ]         WITHHOLD AUTHORITY  [ ]
   (except as noted below)                to vote for all nominees

   INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) on the line below.

   -------------------------------------------------

    2. Appointment of Independent Accountants

        FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

    PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

    A VOTE 'AGAINST' PROPOSALS 3 AND 4 IS RECOMMENDED BY THE BOARD OF DIRECTORS:


    3. Shareowner proposal regarding CEO compensation

        FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

    4. Shareowner proposal regarding the annual election of directors

        FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

    PLEASE SIGN EXACTLY AS NAME APPEARS.




    Dated ___________________________, 1999


    Signed ___________________________

                                 APPENDIX 3
                        THRIFT PLAN INSTRUCTION CARD

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC.
             PURSUANT TO THE ALLIEDSIGNAL THRIFT PLAN (THE 'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 26, 1999, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                            ------------------------
     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Hans W. Becherer, Marshall N. Carter, Robert P. Luciano, Robert B. Palmer and John R. Stafford.

     IF THIS CARD IS PROPERLY SIGNED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, 'FOR' PROPOSAL 2 AND 'AGAINST' PROPOSALS 3 AND 4. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]

A VOTE 'FOR' PROPOSALS 1 AND 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS:

1. Election of Directors
   (H.W. Becherer, M.N. Carter, R.P Luciano, R.B. Palmer and J.R. Stafford)

   FOR all nominees           [ ]         WITHHOLD AUTHORITY  [ ]
   (except as noted below)                to vote for all nominees

   INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) on the line below.

   -------------------------------------------------

    2. Appointment of Independent Accountants

        FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

    PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

    A VOTE 'AGAINST' PROPOSALS 3 AND 4 IS RECOMMENDED BY THE BOARD OF DIRECTORS:


    3. Shareowner proposal regarding CEO compensation

        FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

    4. Shareowner proposal regarding the annual election of directors

        FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

    PLEASE SIGN EXACTLY AS NAME APPEARS.




    Dated ___________________________, 1999


    Signed ___________________________

                                  APPENDIX 4
                     TRUCK BRAKE SYSTEMS INSTRUCTION CARD

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC. PURSUANT TO THE ALLIEDSIGNAL TRUCK BRAKE SYSTEMS COMPANY SAVINGS PLAN (THE
                                    'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 26, 1999, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                          ------------------------

     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Hans W. Becherer, Marshall N. Carter, Robert P. Luciano, Robert B. Palmer and John R. Stafford.

     IF THIS CARD IS PROPERLY SIGNED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, 'FOR' PROPOSAL 2 AND 'AGAINST' PROPOSALS 3 AND 4. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]

A VOTE 'FOR' PROPOSALS 1 AND 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS:

1. Election of Directors
   (H.W. Becherer, M.N. Carter, R.P Luciano, R.B. Palmer and J.R. Stafford)

   FOR all nominees           [ ]         WITHHOLD AUTHORITY  [ ]
   (except as noted below)                to vote for all nominees

   INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) on the line below.

   -------------------------------------------------

    2. Appointment of Independent Accountants

        FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

    PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

    A VOTE 'AGAINST' PROPOSALS 3 AND 4 IS RECOMMENDED BY THE BOARD OF DIRECTORS:


    3. Shareowner proposal regarding CEO compensation

        FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

    4. Shareowner proposal regarding the annual election of directors

        FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

    PLEASE SIGN EXACTLY AS NAME APPEARS.




    Dated ___________________________, 1999


    Signed ___________________________

                              APPENDIX 5
                     LETTER TO PLAN PARTICIPANTS

[LOGO]                                         AlliedSignal Inc.
                                               P.O. Box 3000
                                               Morristown, NJ 07962-2496


LARRY BOSSIDY
Chairman and
Chief Executive Officer

                                               March 9, 1999

Dear Plan Participant:

Thanks to the continued dedication and commitment of AlliedSignal's employees, the company in 1998 achieved a 15% increase in earnings per share to a record $2.32, representing the seventh consecutive year of earnings growth of 15% or more. We also had record sales of more than $15 billion. Total return to shareowners, including share price appreciation and reinvested dividends, was 16% in 1998. Since the beginning of 1991, AlliedSignal's market value has grown at a compounded average annual rate of 27%.

We are delighted that participants in our savings programs have shared the rewards of the company's growth, at the same time that employees' ratings of the company in the Employee Satisfaction Survey have continued to improve. We can all be proud that Fortune once again ranked AlliedSignal as one of the 100 Best Companies To Work For (based in part on Fortune's own surveys of employees) and also ranked us the world's most admired aerospace company. In addition, Forbes ranked AlliedSignal the world's best diversified company. We are confident that AlliedSignal can continue to experience substantial growth well into the future, as well as continued progress in satisfying employees.

I am enclosing with this letter a meeting notice and proxy statement for the 1999 Annual Meeting of Shareowners. As a plan participant, you are entitled to instruct the Trustee, State Street Bank and Trust Company, how to vote the AlliedSignal shares attributable to your plan account. The proxy statement includes the proposals to be voted on, as well as the recommendations of the Board of Directors. A card requesting your confidential voting instructions is enclosed for your use.

This is your opportunity to have the plan shares voted in accordance with your wishes. All votes are important, and I urge you to exercise your right to vote by completing the instruction card at your earliest convenience.

If you own AlliedSignal shares other than through the savings programs, you will receive separate voting instructions for those shares. To vote all of your shares, you should return your enclosed plan instruction card to the Trustee in the enclosed envelope, and follow the instructions provided to you relating to any other shares you may own.

I appreciate your continued support as we progress toward our vision of becoming one of the world's premier companies in the new millennium.

                                                  Sincerely,

                                                  Larry Bossidy
Enclosures



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